Exhibit 99.1

 NEWS

For Immediate Release	Media Contact: Donna Pullen (803) 765-4558
July 24, 2009	Analyst Contact: John C. Pollok (803) 765-4628

SCBT Financial Corporation Reports

Net Income of $5.4 million for the Second Quarter;

Declares Cash Dividend

HIGHLIGHTS:

•Balance Sheet

•                  Redeemed Preferred Stock & Common Stock Warrant issued to US Treasury

•                  Raised $29.2 million in common stock

•Earnings & Net Income

•                  Net income of $5.4 million — before preferred stock dividend

•                  Net income available to common shareholders of $1.5 million

•                  Diluted earnings per share of $0.13 for the quarter

•                  Net interest margin — 4.07%; up from 3.87% in 1Q 2009

•                  Core deposit growth — excluding all CDs — up $40.1 million; 14.4% annualized increase

•                  Expense management — 60.9% efficiency ratio; down from 62.4% in 1Q 2009

•                  Mortgage banking income — up 72% over 2Q 2008

•Asset quality

•                  Allowance for loan losses:  1.45% of period end loans; up from 1.40% at 1Q 2009;

•                  NPAs:  1.39% of total assets and 1.74% of loans and repossessed assets;

•                  Net charge-offs — decreased to 0.74% annualized from 0.79% for 1Q 2009

COLUMBIA, S.C.—July 24, 2009—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for SCBT, National Association, today released its unaudited results of operations and other financial information for the three-month period ended June 30, 2009.  The Company produced solid results due primarily to its net interest margin, strong noninterest income in mortgage banking and continued solid expense control.

Quarterly Cash Dividend

The Board of Directors of SCBT has declared a quarterly cash dividend of $0.17 per share payable on its common stock.  This per share amount is equal to the dividend paid in the immediately preceding quarter and will be payable on August 14, 2009 to shareholders of record as of August 7, 2009.

Second Quarter 2009 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $5.4 million, which was reduced by the preferred stock dividend of $3.9 million and resulted in net income available to the common shareholders of $1.5 million, or

$0.13 per diluted share for the three months ended June 30, 2009 compared to consolidated net income of $6.1 million, or $0.60 per diluted share for the second quarter of 2008, a $4.6 million decrease.  This decrease was primarily the result of three items:

•                  a one-time $3.3 million charge in the form of an accelerated deemed dividend to account for the difference between the recorded amount of the preferred stock and its redemption price;

•                  accrual of $1.3 million for the FDIC special assessment; and

•                  $1.2 million increase in OREO expenses and loan-related costs.

“I am pleased with our overall second quarter results as we continue to be soundly profitable, expand our customer base and continue to have manageable credit issues.  This quarter had a number of significant events as we repurchased our preferred stock/warrant from the US Treasury, enhanced our capital levels through a common stock issuance, expanded our net interest margin and reduced many operating expenses,” said Robert R. Hill, Jr., President and CEO.  “Our team continues to produce strong results, including a 72% increase in mortgage banking fee income and a 14.4% increase in non-CD core deposits.  We did experience one-time charges in conjunction with exiting the US Treasury TARP Capital Purchase Program and we incurred the FDIC’s special deposit premium assessment.  We are fortunate that the financial strength of our company allowed us to be among the first banks in the country to repurchase our TARP preferred stock and redeem the warrant issued to the Treasury.”

During the second quarter of 2009, the Company’s average total assets increased by $101.9 million, a 3.8% increase over the second quarter of 2008.  The growth in average total assets was supported by growth in average total deposits of $137.1 million, an increase of 6.8% from the second quarter of 2008.  Average earning assets for the quarter increased by $72.8 million, or 2.9%, compared to the second quarter of 2008.

The Company’s annualized return on average assets (ROAA) for the second quarter decreased to 0.77% compared to 0.91% for the second quarter of 2008, but increased from 0.64% for the first quarter of 2009.  Total average shareholders’ equity at June 30, 2009 was $298.8 million, an increase of $59.1 million, or 24.6% from December 31, 2008.  This increase was due to the issuance of 64,779 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series T, to the U.S. Treasury (“UST”) in January 2009 and the issuance of 1.356 million shares of common stock in May 2009.  Also, during the second quarter of 2009, the Company redeemed the preferred stock for $64.779 million and repurchased the common stock warrant from the UST for $1.4 million.  Annualized return on average equity (ROAE) for the quarter was 7.23%, down from 11.13% for the second quarter of 2008.  Annualized return on average tangible equity (ROATE) for the second quarter decreased to 9.43% from 16.18% for the comparable period in the prior year, but increased from 8.05% in the first quarter of 2009.

Asset Quality

Annualized net charge-offs decreased to 0.74% from 0.79% experienced in the first quarter of 2009, and increased from 0.17% experienced in the second quarter of 2008.  During the second quarter, non-performing assets (NPAs) as a percentage of loans and repossessed assets increased to 1.74% compared to 0.39% one year ago and 1.34% for the first quarter of 2009.  NPAs to total assets at June 30, 2009 were 1.39% compared to 0.31% at the end of the second quarter in 2008 and 1.09% at the end of the first quarter 2009.  The increase in NPAs continues to reflect the pressure within the real estate markets throughout our operating area and within the economy as a whole.  During the second quarter, the Company’s other real estate owned (“OREO”) decreased by $400,000 from the prior quarter end, but increased by $8.0 million from June 30, 2008.  Nonaccrual loans (including accruing loans past due 90 days or more) increased $8.6 million from the first quarter of 2009, and by $22.5 million from the second quarter in 2008.

At June 30, 2009, nonperforming loans totaled $29.9 million, representing 1.34% of period-end loans.  OREO at the end of the second quarter was $9.2 million, up from $6.1 million at December 31, 2008 and from $1.2 million at the end of the second quarter of 2008.  The allowance for loan losses at June 30, 2009 was $32.4 million and represented 1.45% of total period-end loans.  The current allowance for loan losses provides 1.08 times coverage of period-end nonperforming loans down from 1.50 times in the first quarter of 2009 and 3.89 times at June 30, 2008.  In the second quarter, net charge-offs were $4.2 million, or an annualized 0.74% of average loans compared to $907,000, or 0.17% in the same period of 2008 and $4.5 million, or 0.79% in the first quarter of 2009.  The provision for loan losses was $4.5 million for the second quarter of 2009 compared to $2.3 million for the comparable quarter one year ago, and $5.0 million in the first quarter of 2009.

During the second quarter, the Company partially charged-off two loan participations (related to Silverton Bank) which were acquired in purchase business combinations in 2005 and 2007, totaling $1.0 million.  One of these assets has been moved to OREO, and the other remains in the loan portfolio at June 30, 2009.  Additionally, another Silverton loan participation carried a specific reserve of approximately 40% at June 30, 2009, up from approximately 33% at March 31, 2009.  The FDIC was named receiver of Silverton Bank on May 1, 2009.   The recent appraisals of these properties, along with the unlikely prospect of collection and the FDIC’s desire to quickly sell the assets associated with Silverton Bank drove the actions taken by the Company.  The Company’s recorded balance of the four assets related to Silverton, net of reserves, was approximately $3.0 million at June 30, 2009.

Loans and Deposits

The Company decreased total loans 0.5% since the second quarter of 2008, driven by reductions in construction and land development loans of $68.6 million, commercial and industrial loans of $35.2 million, consumer non real estate loans of $27.2 million and other loans of $33.0 million.  Offsetting the loan reductions has been loan growth in consumer owner occupied loans of $15.2 million, home equity loans of $40.1 million, commercial owner occupied loans of $75.5 million and commercial non-owner occupied of $13.6 million.  Total loans outstanding were $2.2 billion at June 30, 2009 compared to $2.2 billion at June 30, 2008.  The balance of mortgage loans held for sale increased $38.1 million from December 31, 2008 to $53.9 million at June 30, 2009, and it was more than 2.8 times the June 30, 2008 balance of $19.0 million reflective of the low interest rate environment within the mortgage banking industry and the increase in refinancing activity by consumers.

Total deposits increased in all categories, except CDs less than $100,000, compared to the second quarter of 2008.  Total deposits increased by $28.5 million, or 5.3% annualized, from the end of the first quarter of 2009.  All categories of deposits increased during the quarter except for small denomination CDs and NOW accounts as compared to the previous quarter.  The Company initiated a deposit campaign to increase its core deposit base (excluding all CDs).  The largest growth on a year-to-date basis has occurred in money market accounts with a $71.0 million increase, or 51.0% annualized; savings accounts have grown $17.1 million, or 24.2% annualized; NOW accounts have grown by $24.7 million, or 16.6% annualized; and demand deposits grew by $18.6 million, or 12.2% annualized.  The Company continues to reduce rates paid on the various deposits in order to manage its net interest margin within favorable levels.  The Company decreased brokered deposits since the end of 2008 by $100.0 million, down to $10.0 million at June 30, 2009.  With the continued decline in loans outstanding and the capital raised in May of 2009, the Company has a very strong capital and liquidity position at the end of the quarter.  Total deposits outstanding at the end of the second quarter of 2009 were $2.2 billion, an increase of $123.5 million, or 6.0%, compared to the second quarter of 2008.

In addition, over the last two months of the 2nd quarter, the Company has increased its correspondent relationships with a select group of smaller financial institutions and thereby has increased significantly the liquidity and funding sources for the Company.  This funding source along with the slow down in net loan growth has increased the liquidity position of the Company by approximately $100 million at June 30, 2009 from the end of 2008.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $26.0 million for the second quarter of 2009, up 10.4% from $23.6 million in the comparable period last year.  Tax-equivalent net interest margin increased 26 basis points from the second quarter of 2008 to 4.07%.  Compared to the first quarter of 2009, tax-equivalent net interest margin increased 20 basis points.  With interest rates continuing at relatively low levels and the expectation of increased premium costs from the FDIC, the Company has continued to aggressively manage deposit pricing and funding sources during the first half of 2009 and expanded the net interest margin.  Partially offsetting the positive impact of lower deposit yields has been the increase in non-performing assets.

The Company’s average yield on interest-earning assets decreased 60 basis points while the average rate on interest-bearing liabilities decreased 96 basis points from the second quarter of 2008.  During the second quarter of 2009, the Company’s average total assets increased to $2.8 billion, a 3.8% increase over the second quarter of 2008.  The increase reflected an $80.3 million increase in average total loans to $2.3 billion from the second quarter of 2008, the result of the modest loan growth during the last half of 2008.  The increase in volume of loans at lower current market rates combined with variable rate loan resets resulted in the average yield on loans falling by 58 basis points compared to the second quarter of 2008.  Average investment securities were $199.3 million at June 30, 2009, or 19.6% lower than the balance in 2008.  The growth in average total assets was supported by growth in average total deposits of $137.1 million, an increase of 6.8% from the second quarter of 2008.

Noninterest Income and Expense

Noninterest income was $7.8 million for the second quarter of 2009 compared to $8.1 million for the second quarter of 2008, a decrease of $366,000, or 4.5% from the comparable quarter.  This decrease was driven primarily by an other than temporary impairment (“OTTI”) recorded on a pooled trust preferred security of $544,000 and by a $213,000, or 5.3%, decline in service charges on deposit accounts.  Mortgage banking income increased $894,000, or 72.1%, driven primarily by the decline in mortgage interest rates.  The Company continues to experience a significant increase in refinancing activity.  Bankcard services income and trust and investment services income were flat compared to the same period one year ago, and other income decreased by 29.9% due primarily to a reduction in returns on bank owned life insurance.

Compared to the first quarter of 2009, noninterest income was up by $630,000, driven by the following increases:  mortgage banking income up $873,000, service charges on deposit accounts up $234,000 and bankcard services income up $108,000.  These increases were primarily offset by the $544,000 OTTI recorded during the second quarter.

Noninterest expense was $21.0 million in the second quarter of 2009, a 6.8% increase or $1.3 million, compared to $19.7 million in the second quarter of 2008.  During the second quarter, the Company had increased costs in two specific areas: (1) OREO expense and loan related costs were higher by $1.2 million, and (2) FDIC assessments were higher by $1.9 million, due to the second quarter special assessment of $1.3 million and other increases by the FDIC.  The Company managed the other expense categories to partially offset these significant increases.  Several compensation adjustments were recorded, including reducing or stopping the accrual of all incentive compensation for second quarter of 2009, suspending the Company match in the 401(k) plan, and recording a curtailment gain of $782,000 related to the Company’s decision to suspend benefits provided under the defined benefit pension plan.  The Company’s quarterly efficiency ratio decreased to 60.9% compared to 62.3% one year ago, and to 62.4% in the first quarter of 2009.

“The Company’s net interest margin came in very strong for the quarter compared to the first quarter of 2009, and we continued to focus on our expenses, even with the significant increases in FDIC assessments and costs related to OREO and asset quality,” said John C. Pollok, COO and CFO.  “Our efficiency ratio dropped below 61.0%; and our net interest margin was 4.07% for the quarter.”

SCBT Financial Corporation, Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, N.A., the third largest bank headquartered in South Carolina, and NCBT, a Division of SCBT, N.A.   Providing financial services for 75 years, SCBT Financial Corporation operates 49 financial centers in 16 South Carolina counties and Mecklenburg County in North Carolina.   Named in Forbes as one of the 100 Most Trustworthy Companies in America, SCBT Financial Corporation has assets of approximately $2.8 billion and its stock is traded under the symbol SCBT on the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.  For additional information, please visit our website at www.SCBTonline.com.

-----

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) economic downturn risk resulting in deterioration in the credit markets; (11) greater than expected non-interest expenses; (12) excessive loan losses; and (13) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

						Second
	Three Months Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2009 - 2008	June 30,		2009 - 2008
EARNINGS SUMMARY (non tax equivalent)	2009	2009	2008	2008	2008	% Change	2009	2008	% Change
Interest income	$35,857	$36,448	$38,094	$38,958	$38,489	-6.8%	$72,305	$79,023	-8.5%
Interest expense	9,838	11,450	13,450	14,301	14,927	-34.1%	21,288	32,547	-34.6%
Net interest income	26,019	24,998	24,644	24,657	23,562	10.4%	51,017	46,476	9.8%
Provision for loan losses (1)	4,521	5,043	4,374	2,785	2,332	93.9%	9,564	3,577	167.4%
Noninterest income	7,761	7,131	6,110	(2,693)	8,127	-4.5%	14,892	15,632	-4.7%
Noninterest expense	21,038	20,187	20,876	19,096	19,695	6.8%	41,225	39,824	3.5%
Earnings before income taxes	8,221	6,899	5,504	83	9,662	-14.9%	15,120	18,707	-19.2%
Provision for income taxes	2,836	2,379	1,955	(41)	3,513	-19.3%	5,215	6,595	-20.9%
Net income	5,385	4,520	3,549	124	6,149	-12.4%	$9,905	$12,112	-18.2%
Preferred stock dividends	450	665	—	—	—		1,115	—
Accretion on preferred stock discount	3,410	149	—	—	—		3,559	—
Net income available to common shareholders	$1,525	$3,706	$3,549	$124	$6,149	-75.2%	$5,231	$12,112	-56.8%

Basic weighted-average common shares	11,826,972	11,179,869	10,846,219	10,121,168	10,109,832	17.0%	11,515,899	10,105,233	14.0%
Diluted weighted-average common shares	11,870,522	11,226,078	10,949,411	10,273,752	10,252,503	15.8%	11,559,702	10,238,642	12.9%

Earnings per common share - Basic	$0.13	$0.33	$0.33	$0.01	$0.61	-78.7%	$0.45	$1.20	-62.5%
Earnings per common share - Diluted	0.13	0.33	0.32	0.01	0.60	-78.3%	0.45	1.18	-61.9%

Cash dividends declared per common share	$0.17	$0.17	$0.17	$0.17	$0.17	0.0%	$0.34	$0.34	0.0%
Dividend payout ratio	42.65%	54.24%	1550.42%	28.22%	29.08%	46.7%	47.75%	31.21%	53.0%

	AVERAGE for Quarter Ended					Quarter	AVERAGE for Six Months		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2009 - 2008	June 30,	June 30,	2009 - 2008
BALANCE SHEET HIGHLIGHTS	2009	2009	2008	2008	2008	% Change	2009	2008	% Change
Mortgage loans held for sale	$48,132	$36,484	$10,684	$10,543	$23,126	108.1%	$42,340	$23,500	80.2%
Total loans (1)	2,268,292	2,307,322	2,304,911	2,265,606	2,188,036	3.7%	2,287,699	2,154,925	6.2%
Total investment securities	199,293	213,849	232,446	250,395	247,759	-19.6%	206,531	253,035	-18.4%
Intangible assets	66,002	66,134	66,268	66,413	65,779	0.3%	66,068	65,657	0.6%
Earning assets	2,587,286	2,643,376	2,560,387	2,563,344	2,513,989	2.9%	2,614,944	2,485,332	5.2%
Total assets	2,812,215	2,868,847	2,768,864	2,767,853	2,710,273	3.8%	2,840,375	2,683,085	5.9%
Noninterest-bearing deposits	321,038	316,978	315,841	326,298	313,860	2.3%	319,019	309,199	3.2%
Interest-bearing deposits	1,826,704	1,866,454	1,825,501	1,749,742	1,696,778	7.7%	1,846,469	1,673,410	10.3%
Total deposits	2,147,742	2,183,432	2,141,342	2,076,040	2,010,638	6.8%	2,165,488	1,982,609	9.2%
Federal funds purchased and repurchase agreements	197,636	203,391	190,409	295,137	289,382	-31.7%	200,498	299,826	-33.1%
Other borrowings	149,570	164,546	183,159	160,789	172,245	-13.2%	157,017	165,280	-5.0%
Shareholders’ common equity (excludes preferred stock)	265,793	249,429	239,769	221,995	222,274	19.6%	257,656	220,027	17.1%
Shareholders’ equity	298,849	300,497	239,769	221,995	222,274	34.5%	299,668	220,027	36.2%

	ENDING Balance					Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2009 - 2008
BALANCE SHEET HIGHLIGHTS	2009	2009	2008	2008	2008	% Change
Mortgage loans held for sale	$53,853	$43,603	$15,742	$11,419	$19,015	183.2%
Total loans (1)	2,236,162	2,292,654	2,316,076	2,279,726	2,246,353	-0.5%
Total investment securities	191,415	204,032	222,227	238,961	256,391	-25.3%
Intangible assets	65,959	66,090	66,221	66,363	66,507	-0.8%
Allowance for loan losses (1)	(32,431)	(32,094)	(31,525)	(29,199)	(28,760)	12.8%
Premises and equipment	73,404	73,606	66,392	64,056	57,698	27.2%
Total assets	2,807,309	2,839,584	2,766,710	2,766,745	2,774,387	1.2%
Noninterest-bearing deposits	322,270	315,727	303,689	313,700	322,209	0.0%
Interest-bearing deposits	1,858,096	1,836,141	1,849,585	1,825,027	1,734,637	7.1%
Total deposits	2,180,366	2,151,868	2,153,274	2,138,727	2,056,846	6.0%
Federal funds purchased and repurchase agreements	187,677	205,985	172,393	224,328	322,682	-41.8%
Other borrowings	144,430	152,799	177,477	172,738	160,249	-9.9%
Total liabilities	2,527,557	2,528,404	2,521,782	2,547,158	2,552,924	-1.0%
Shareholders’ common equity (excludes preferred stock)	279,752	249,811	244,928	219,587	221,463	26.3%
Shareholders’ equity	279,752	311,180	244,928	219,587	221,463	26.3%

Common shares issued and outstanding	12,696,849	11,319,644	11,250,603	10,225,776	10,203,497	24.4%

						Quarter
	June 30,	March 31,	December 31,	September 30,	June 30,	2009 - 2008
NONPERFORMING ASSETS (ENDING balance)	2009	2009	2008	2008	2008	% Change
Nonaccrual loans	$29,379	$20,730	$14,624	$11,564	$6,897	326.0%
Other real estate owned (“OREO”)	9,165	9,563	6,126	2,508	1,140	703.9%
Accruing loans past due 90 days or more	559	614	293	796	497	12.5%
Other nonperforming assets	—	40	84	172	181	-100.0%
Total nonperforming assets	$39,103	$30,947	$21,127	$15,040	$8,715	348.7%

Total nonperforming assets as a percentage of total loans and repossessed assets (1) (2)	1.74%	1.34%	0.91%	0.66%	0.39%
Total nonperforming assets as a percentage of total assets	1.39%	1.09%	0.76%	0.54%	0.31%
NPLs as a percentage of period end loans	1.34%	0.93%	0.64%	0.54%	0.33%

	Quarter Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2009 - 2008	June 30,	June 30,	2009 - 2008
ALLOWANCE FOR LOAN LOSSES (1)	2009	2009	2008	2008	2008	% Change	2009	2008	% Change
Balance at beginning of period	$32,094	$31,525	$29,199	$28,760	$27,335	17.4%	$31,525	$26,570	18.6%
Loans charged off	(4,295)	(4,779)	(1,980)	(2,356)	(913)	370.4%	(9,074)	(1,385)	555.2%
Overdrafts charged off	(230)	(214)	(299)	(234)	(240)	-4.2%	(444)	(499)	-11.0%
Loan recoveries	262	390	121	182	176	48.9%	652	289	125.6%
Overdraft recoveries	79	129	110	62	70	12.9%	208	208	0.0%
Net charge-offs	(4,184)	(4,474)	(2,048)	(2,346)	(907)	361.3%	(8,658)	(1,387)	524.2%
Provision for loan losses	4,521	5,043	4,374	2,785	2,332	93.9%	9,564	3,577	167.4%
Balance at end of period	$32,431	$32,094	$31,525	$29,199	$28,760	12.8%	$32,431	$28,760	12.8%

Allowance for loan losses as a percentage of total loans (1)	1.45%	1.40%	1.36%	1.28%	1.28%		1.45%	1.28%
Allowance for loan losses as a percentage of nonperforming loans	108.33%	150.37%	211.34%	236.23%	388.96%		108.33%	388.96%
Net charge-offs as a percentage of average loans (annualized) (1)	0.74%	0.79%	0.35%	0.41%	0.17%		0.76%	0.13%
Provision for loan losses as a percentage of average total loans (annualized) (1)	0.80%	0.89%	0.75%	0.49%	0.43%		0.84%	0.33%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	June 30,		December 31,		June 30,
LOAN PORTFOLIO (ENDING balance) (1)	2009	% of Total	2008	% of Total	2008	% of Total
Commercial real estate:
Construction and land development	$489,730	21.8%	$535,638	23.1%	$558,375	24.9%
Commercial non-owner occupied	318,909	14.3%	330,792	14.3%	305,307	13.6%
Total commercial real estate	808,639	36.2%	866,430	37.4%	863,682	38.4%
Consumer real estate:
Consumer owner occupied	289,423	12.9%	293,521	12.7%	274,206	12.2%
Home equity loans	239,250	10.7%	222,025	9.6%	199,191	8.9%
Total consumer real estate	528,673	23.6%	515,546	22.3%	473,397	21.1%
Total real estate	1,337,312	59.8%	1,381,976	59.7%	1,337,079	59.5%
Commercial owner occupied	456,973	20.4%	423,345	18.3%	381,488	17.0%
Commercial and industrial	214,384	9.6%	251,929	10.9%	249,593	11.1%
Other income producing property	136,098	6.1%	141,516	6.1%	126,625	5.6%
Consumer non real estate	79,386	3.6%	95,098	4.1%	106,580	4.7%
Other	12,009	0.5%	22,212	1.0%	44,988	2.0%
Total loans (net of unearned income) (1)	$2,236,162	100.0%	$2,316,076	100.0%	$2,246,353	100.0%

Mortgage loans held for sale	$53,853		$15,742		$19,015

			Quarter Ended			Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
SELECTED RATIOS	2009	2009	2008	2008	2008	2009	2008

Return on average assets (annualized)	0.77%	0.64%	0.51%	0.02%	0.91%	0.70%	0.91%

Return on average common equity (annualized)	2.30%	6.03%	5.89%	0.22%	11.13%	4.09%	11.07%

Return on average common tangible equity (annualized)	3.24%	8.49%	8.46%	0.69%	16.18%	5.69%	16.15%

Return on average equity (annualized)	7.23%	6.10%	5.89%	0.22%	11.13%	6.67%	11.07%

Return on average tangible equity (annualized)	9.43%	8.05%	8.46%	0.69%	16.18%	8.70%	16.15%

Net interest margin (tax equivalent)	4.07%	3.87%	3.86%	3.86%	3.81%	3.97%	3.80%

Efficiency ratio (tax equivalent)	60.88%	62.41%	65.05%	59.82%	62.27%	61.62%	63.94%

Book value per common share	$22.03	$22.07	$21.77	$21.47	$21.70

Tangible book value per common share	$16.84	$16.23	$15.88	$14.98	$15.19

Common shares issued and outstanding	12,696,849	11,319,644	11,250,603	10,225,776	10,203,497

Common equity-to-assets	9.97%	8.80%	8.85%	7.94%	7.98%

Tangible common equity-to-tangible assets	7.80%	6.62%	6.62%	5.67%	5.72%

Equity-to-assets	9.97%	10.96%	8.85%	7.94%	7.98%

Tangible equity-to-tangible assets	7.80%	8.84%	6.62%	5.67%	5.72%

			Quarter Ended			Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
RECONCILIATION OF NON-GAAP TO GAAP	2009	2009	2008	2008	2008	2009	2008

Return on Average Common Tangible Equity
Return on average common tangible equity (non-GAAP)	3.24%	8.49%	8.46%	0.69%	16.18%	5.69%	16.15%
Effect to adjust for tangible assets	-0.94%	-2.46%	-2.57%	-0.47%	-5.05%	-1.60%	-5.08%
Return on average common equity (GAAP)	2.30%	6.03%	5.89%	0.22%	11.13%	4.09%	11.07%

Return on Average Tangible Equity
Return on average tangible equity (non-GAAP)	9.43%	8.05%	8.46%	0.69%	16.18%	8.70%	16.15%
Effect to adjust for tangible assets	-2.20%	-1.95%	-2.57%	-0.47%	-5.05%	-2.03%	-5.08%
Return on average equity (GAAP)	7.23%	6.10%	5.89%	0.22%	11.13%	6.67%	11.07%

Tangible Book Value Per Common Share
Tangible book value per common share (non-GAAP)	$16.84	$16.23	$15.88	$14.98	$15.19
Effect to adjust for tangible assets	5.19	5.84	5.89	6.49	6.52
Book value per common share (GAAP)	$22.03	$22.07	$21.77	$21.47	$21.70

Tangible Common Equity-to-Tangible Assets
Tangible common equity-to-tangible assets (non-GAAP)	7.80%	6.62%	6.62%	5.67%	5.72%
Effect to adjust for tangible assets	2.17%	2.18%	2.23%	2.27%	2.26%
Common equity-to-assets (GAAP)	9.97%	8.80%	8.85%	7.94%	7.98%

Tangible Equity-to-Tangible Assets
Tangble equity-to-tangible assets (non-GAAP)	7.80%	8.84%	6.62%	5.67%	5.72%
Effect to adjust for tangible assets	2.17%	2.12%	2.23%	2.27%	2.26%
Equity-to-assets (GAAP)	9.97%	10.96%	8.85%	7.94%	7.98%

Note:  The tangible measures above are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible return on equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	June 30, 2009			June 30, 2008
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$71,569	$109	0.61%	55,068	$284	2.07%
Investment securities (taxable)	170,423	2,144	5.05%	209,698	2,696	5.17%
Investment securities (tax-exempt)	28,870	231	3.21%	38,061	493	5.21%
Mortgage loans held for sale	48,132	524	4.37%	23,126	279	4.85%
Loans (1)	2,268,292	32,849	5.81%	2,188,036	34,737	6.39%
Total interest-earning assets	2,587,286	35,857	5.56%	2,513,989	38,489	6.16%

Noninterest-Earning Assets:
Cash and due from banks	54,275			50,902
Other assets	202,517			173,125
Allowance for loan losses	(31,863)			(27,743)
Total noninterest-earning assets	224,929			196,284
Total Assets	$2,812,215			$2,710,273

Interest-Bearing Liabilities:
Transaction and money market accounts	$636,881	$895	0.56%	$570,271	$1,397	0.99%
Savings deposits	156,374	180	0.46%	146,711	401	1.10%
Certificates and other time deposits	1,033,449	7,113	2.76%	979,796	10,052	4.13%
Federal funds purchased and repurchase agreements	197,636	118	0.24%	289,382	1,350	1.88%
Other borrowings	149,570	1,532	4.11%	172,245	1,727	4.03%
Total interest-bearing liabilities	2,173,910	9,838	1.82%	2,158,405	14,927	2.78%

Noninterest-Bearing Liabilities:
Demand deposits	321,038			313,860
Other liabilities	18,418			15,734
Total noninterest-bearing liabilities (“Non-IBL”)	339,456			329,594
Shareholders’ equity	298,849			222,274
Total Non-IBL and shareholders’ equity	638,305			551,868
Total liabilities and shareholders’ equity	$2,812,215			$2,710,273

Net interest income and margin (NON-TAX EQUIV.)		$26,019	4.03%		$23,562	3.77%
Net interest margin (TAX EQUIVALENT)			4.07%			3.81%

	Six Months Ended
	June 30, 2009			June 30, 2008
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$78,374	$235	0.60%	$53,872	$705	2.63%
Investment securities (taxable)	177,080	4,514	5.14%	214,682	5,596	5.24%
Investment securities (tax-exempt)	29,451	466	3.19%	38,353	921	4.83%
Mortgage loans held for sale	42,340	1,060	5.05%	23,500	679	5.81%
Loans (1)	2,287,699	66,030	5.82%	2,154,925	71,122	6.64%
Total interest-earning assets	2,614,944	72,305	5.58%	2,485,332	79,023	6.39%

Noninterest-Earning Assets:
Cash and due from banks	56,979			52,868
Other assets	200,169			172,233
Allowance for loan losses	(31,717)			(27,348)
Total noninterest-earning assets	225,431			197,753
Total Assets	$2,840,375			$2,683,085

Interest-Bearing Liabilities:
Transaction and money market accounts	$621,819	$1,872	0.61%	$573,012	$3,505	1.23%
Savings deposits	151,640	370	0.49%	141,846	965	1.37%
Certificates and other time deposits	1,073,010	15,687	2.95%	958,552	20,826	4.37%
Federal funds purchased and repurchase agreements	200,498	243	0.24%	299,826	3,677	2.47%
Other borrowings	157,017	3,116	4.00%	165,280	3,574	4.35%
Total interest-bearing liabilities	2,203,984	21,288	1.95%	2,138,516	32,547	3.06%

Noninterest-Bearing Liabilities:
Demand deposits	319,019			309,199
Other liabilities	17,704			15,343
Total noninterest-bearing liabilities (“Non-IBL”)	336,723			324,542
Shareholders’ equity	299,668			220,027
Total Non-IBL and shareholders’ equity	636,391			544,569
Total liabilities and shareholders’ equity	$2,840,375			$2,683,085

Net interest income and margin (NON-TAX EQUIV.)		$51,017	3.93%		$46,476	3.76%
Net interest margin (TAX EQUIVALENT)			3.97%			3.80%

						Second
	Three Months Ended					Quarter	Six Months Ended		YTD
	June 30,	March 31,	December 31,	September 30,	June 30,	2009 - 2008	June 30,		2009 - 2008
	2009	2009	2008	2008	2008	% Change	2009	2008	% Change
NONINTEREST INCOME & EXPENSE
Noninterest income:
Service charges on deposit accounts	$3,819	$3,585	$4,123	$4,157	$4,032	-5.3%	$7,404	$7,837	-5.5%
Mortgage banking income	2,134	1,261	678	507	1,240	72.1%	3,395	2,270	49.6%
Bankcard services income	1,290	1,182	1,153	1,247	1,276	1.1%	2,472	2,432	1.6%
Trust and investment services income	671	691	654	725	681	-1.5%	1,362	1,377	-1.1%
Securities gains (losses), net	(544)	—	(507)	(9,760)	340		(544)	340
Other	391	412	9	431	558	-29.9%	803	1,376	-41.6%
Total noninterest income	$7,761	$7,131	$6,110	$(2,693)	$8,127	-4.5%	$14,892	$15,632	-4.7%

Noninterest expense:
Salaries and employee benefits	$9,517	$10,519	$10,306	$10,164	$10,863	-12.4%	$20,036	$22,084	-9.3%
Net occupancy expense	1,559	1,583	1,583	1,528	1,494	4.4%	3,142	2,992	5.0%
Furniture and equipment expense	1,499	1,560	1,579	1,577	1,573	-4.7%	3,059	3,090	-1.0%
Information services expense	1,286	1,442	1,309	1,249	1,141	12.7%	2,728	2,320	17.6%
FDIC assessment and other regulatory charges	2,333	1,184	483	457	437	433.9%	3,517	897	292.1%
OREO expense and loan related	1,367	674	864	362	184	642.9%	2,041	533	282.9%
Advertising and marketing	571	650	1,088	771	1,092	-47.7%	1,221	2,011	-39.3%
Business development and staff related	449	441	600	470	493	-8.9%	890	1,113	-20.0%
Professional fees	557	434	605	597	507	9.9%	991	1,041	-4.8%
Amortization of intangibles	132	131	142	144	145	-9.0%	263	289	-9.0%
Merger expense	—	—	405	—	—		—	—
Other	1,768	1,569	1,912	1,777	1,766	0.1%	3,337	3,454	-3.4%
Total noninterest expense	$21,038	$20,187	$20,876	$19,096	$19,695	6.8%	$41,225	$39,824	3.5%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) Repossessed assets includes OREO and other nonperforming assets.